                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           UNISOURCE WORLDWIDE,  INC.

                            (a Delaware Corporation)



                                   ARTICLE I

                            OFFICES AND FISCAL YEAR
                            -----------------------

          SECTION 1.01.  Registered Office.  The registered office of the
                         -----------------
corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

          SECTION 1.02.  Other Offices.  The corporation may also have offices
                         -------------
at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

          SECTION 1.03.  Fiscal Year.  The fiscal year of the corporation shall
                         -----------
end on the 30th of September in each year unless the Board of Directors determines otherwise.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          SECTION 2.01.  Place of Meeting.  All meetings of the stockholders of
                         ----------------
the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

          SECTION 2.02.  Annual Meeting.  The Board of Directors shall fix the
                         --------------
date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

          SECTION 2.03.  Special Meetings. Subject to the rights of the holders
                         ----------------
of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock or any other series or class of stock set forth in the Certificate of Incorporation, a special meeting of the
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stockholders shall be called only by the secretary of the corporation at the request of (i) a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) by any person authorized by the Board of Directors to call a special meeting.

          SECTION 2.04.  Notice of Meetings.  Written notice of the place, date
                         ------------------
and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

          SECTION 2.05.  Quorum, Manner of Acting and Adjournment.  The holders
                         ----------------------------------------
of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Board of Directors or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote by stockholders present or represented by proxy entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Certificate of Incorporation or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

          SECTION 2.06.  Organization.  At every meeting of the stockholders,
                         ------------
the chairman of the board, if there be one, shall act as chairman or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the following order stated shall act as chairman: the vice chairman, if one has been appointed, the president, the vice presidents in their order or rank, a chairman designated by the Board of Directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the

                                      -2-
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secretary, or, in his or her absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

          SECTION 2.07.  Voting.  Each stockholder shall at every meeting of the
                         ------
stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by such stockholder's duly authorized attorney-in-fact and filed with the secretary of the corporation. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.

          SECTION 2.08.  Notice of Stockholder Business and Nominations.
                         ----------------------------------------------

          (A) Annual Meeting of Stockholders.
              ------------------------------

              (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (b) by any stockholder of the corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.08 and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation as provided below.

              (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph
(A) (1) of this Section 2.08, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the "DGCL"). To be timely, a stockholder's notice shall be delivered to the secretary of the corporation at the principal executive office of the corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however,
                                                          --------  -------
that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than either the close of business on (a) the tenth day following the day on which notice of the date of such meeting was mailed or (b) the tenth day following the day on which public announcement of the date of such meeting is first made, whichever first occurs in (a) or (b). Such stockholder's notice shall set forth (x) as to each person
                                      -3-
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whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (3) Notwithstanding anything in the second sentence of paragraph
(A) (2) of this Section 2.08 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A) (2) of this Section 2.08 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

              (B) Special Meeting of Stockholders.  Only such business shall be
                  -------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting and in accordance with these By-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.08, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.08. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.08 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the

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special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholders notice as described above.

              (C)  General.
                   -------

                   (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.08 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.08.

                   (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.08, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.08 and, if any proposed nomination or business is not in compliance with his Section 2.08, to declare that such defective nomination or proposal shall be disregarded.

                   (3) For purposes of this Section 2.08, "public announcement" shall mean disclosure on a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                   (4) Notwithstanding the foregoing provisions of this Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.08. Nothing in this Section 2.08 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the corporation.

          SECTION 2.09.  Procedure for Election of Directors; Required Vote.
                         --------------------------------------------------
Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

          SECTION 2.10.  No Stockholder Action by Written Consent. Subject to
                         ----------------------------------------
the rights of the holders of any series of Preferred Stock or any other series or class of stock set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the corporation, any action required or permitted to be taken by the stockholders of the corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

          SECTION 2.11.  Voting Lists.  The officer who has charge of the stock
                         ------------
ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 2.12.  Inspectors of Election.  All elections of directors
                         ----------------------
shall be by written ballot, unless otherwise provided in the Certificate of Incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting shall, and upon the demand of any stockholder or such stockholder's proxy at the meeting and before voting begins shall, appoint inspectors of election. The number of inspectors shall be either one or three, as determined by the chairman of the meeting or the Board of Directors, as the case may be. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

          If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.


          On request of the chairman of the meeting or of any stockholder or such stockholder's proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.


                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

          SECTION 3.01.  Powers.  The business and affairs of the corporation
                         ------
shall be managed by or under the direction of the Board of Directors. In addition to the express powers conferred upon the Board of Directors by these By-laws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

          SECTION 3.02.  Number and Term of Office.  The Board of Directors
                         -------------------------
shall consist of such number of directors, not less than six nor more than eighteen, as may be determined from time to time by (i) a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) the affirmative vote of at least 66 2/3% of the voting power of all of the shares of the corporation entitled to vote generally in the elections of directors, voting together as a single class. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, shall be divided into three classes as nearly equal in size as possible, and designated as Class I, Class II and Class III. Class I directors shall be initially elected for a term expiring at the 1997 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 1998 annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the 1999 annual meeting of stockholders. Members of each class shall hold office until their successors shall have been duly elected and qualified. At each annual meeting of stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

          SECTION 3.03.  Vacancies.  Subject to applicable law and the rights of
                         ---------
the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

          SECTION 3.04.  Resignations.  Any director of the corporation may
                         ------------
resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.05  Removal.  Subject to the rights of the holders of any
                        -------
series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances and applicable law, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

          SECTION 3.06.  Organization.  At every meeting of the Board of
                         ------------
Directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his or her absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

          SECTION 3.07.  Place of Meeting.  The Board of Directors may hold its
                         ----------------
meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

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          SECTION 3.08.  Organization Meeting.  The first meeting of each newly
                         --------------------
elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

          SECTION 3.09.  Regular Meetings.  Regular meetings of the Board of
                         ----------------
Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

          SECTION 3.10.  Special Meetings.  Special meetings of the Board of
                         ----------------
Directors shall be held whenever called by the president or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing, including by facsimile message, to such telephone number or address as a director may designate from time to time at least 24 hours (in the case of notice by telephone or facsimile message) or 48 hours (in the case of notice by overnight delivery service) or three days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Any notice by telephone shall be deemed effective if a message regarding the substance of the notice is given on a director's behalf to the director's secretary or assistant or to a member of the director's family.

          SECTION 3.11.  Quorum, Manner of Acting and Adjournment.  At all
                         ----------------------------------------
meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          SECTION 3.12.  Executive and Other Committees.  The Board of Directors
                         ------------------------------
may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees, each committee to consist of one or more directors and to have such authority as may be specified by the Board of Directors, subject to the DGCL. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any such committee shall be governed by the procedural provisions of these By-laws that govern the operation of the full Board of Directors, including with respect to notice and quorum, except to the extent specified otherwise by the Board of Directors.

          SECTION 3.13.  Compensation of Directors.  Unless otherwise restricted
                         -------------------------
by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          SECTION 3.14.  Conference Telephone Meetings.  One or more directors
                         -----------------------------
may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                   ARTICLE IV

                                    OFFICERS
                                    --------

          SECTION 4.01.  Number, Qualifications and Designation.  The officers
                         --------------------------------------
of the corporation shall be chosen by the Board of Directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 4.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The Board of Directors may elect from among the members of the Board of Directors a chairman of the board and a vice chairman of the board who may be executive officers of the corporation if so designated by the Board of Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as may from time to time be conferred by the Board of Directors or by any committee thereof.

          SECTION 4.02.  Election and Term of Office.  The officers of the
                         ---------------------------
corporation, except those elected by delegated authority pursuant to the last sentence of Section 4.03 of this Article IV, shall be elected annually by the Board of Directors, but each such officer shall hold office until a successor is elected and qualified, or until his or her earlier resignation or removal.

          SECTION 4.03.  Subordinate Officers, Committees and Agents.  The Board
                         -------------------------------------------
of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

          SECTION 4.04.  Removal.  Any officer elected, or agent appointed, by
                         -------
the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors whenever, in their judgment, the best interests of the corporation would be served thereby. Any officer or agent appointed by another officer by delegated authority pursuant to the last sentence of Section
4.03 may be removed by such other officer whenever, in such officer's judgment, the best interests of the corporation would be served thereby. No elected officer shall have any contractual rights against the corporation for compensation by virtue of such election beyond the date of the election of the such officer's successor, such officer's death, such officer's resignation or such officer's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

          SECTION 4.05.  Vacancies.  A newly created elected office and a
                         ---------
vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by another officer by delegated authority pursuant to Section 4.03 because of death, resignation, or removal may be filled by such other officer.

          SECTION 4.06.  The Chairman of the Board and Vice Chairman of the
                         --------------------------------------------------
Board. The chairman of the board, if there be one, or in the absence of the
-----
chairman of the board, the vice chairman of the board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Unless otherwise determined by the Board of Directors, the chairman of the board shall be the chief executive officer of the corporation and shall have general supervision over the business, operations and affairs of the corporation, subject, however, to the control of the Board of Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

          SECTION 4.07.  The President.  The president shall, in general,
                         -------------
perform all duties incident to the office of the president, and shall perform such other duties as may from time to time be assigned by the chairman of the board or the Board of Directors.

          SECTION 4.08.  The Vice Presidents.  The vice presidents shall perform
                         -------------------
such duties as may from time to time be assigned to them by the Board of Directors or by the chief executive officer.

          SECTION 4.09.  The Secretary.  The secretary, or an assistant
                         -------------
secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board of Directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors or the chief executive officer.

          SECTION 4.10.  The Treasurer.  The treasurer, or an assistant
                         -------------
treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the chief executive officer.

          SECTION 4.11.  Officers' Bonds.  No officer of the corporation need
                         ---------------
provide a bond to guarantee the faithful discharge of the officer's duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office.

          SECTION 4.12.  Salaries.  The salaries of the officers and agents of
                         --------
the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

                                   ARTICLE V

                                NOTICE - WAIVERS
                                ----------------

          SECTION 5.01.  Notice, What Constitutes.  Whenever, under the
                         ------------------------
provisions of the statutes of Delaware or the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of Article III hereof.

          SECTION 5.02.  Waivers of Notice.  Whenever any written notice is
                         -----------------
required to be given under the provisions of the Certificate of Incorporation, these By-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

          Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 5.03.  Exception to Requirements of Notice.  Whenever notice
                         -----------------------------------
is required to be given, under any provision of the DGCL or of the Certificate of Incorporation or these By-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

          Whenever notice is required to be given, under any provision of the DGCL or the Certificate of Incorporation or these By-laws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at such stockholder's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such stockholder's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this section.


                                   ARTICLE VI

                     CERTIFICATES OF STOCK, TRANSFER, ETC.
                     -------------------------------------

          SECTION 6.01.  Issuance.  Each stockholder shall be entitled to a
                         --------
certificate or certificates for shares of stock of the corporation owned by such stockholder upon such stockholder's request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer. It shall not be necessary for any such certificate to bear the corporate seal unless required by law. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

          SECTION 6.02.  Transfer.  Upon surrender to the corporation or the
                         --------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

          SECTION 6.03.  Stock Certificates.  Stock certificates of the
                         ------------------
corporation shall be in such form as provided by statute and approved by the Board of Directors or by such committee or officer authorized by the Board of Directors to approve the form of certificate. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose.

          SECTION 6.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  The
                         -------------------------------------------------
Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such stockholder's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 6.05.  Record Holder of Shares.  The corporation shall be
                         -----------------------
entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          SECTION 6.06.  Determination of Stockholders of Record.  In order that
                         ---------------------------------------
the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                        OTHER AUTHORIZED REPRESENTATIVES
                    ----------------------------------------------

          SECTION 7.01.  Indemnification of Authorized Representatives in Third
                         ------------------------------------------------------
Party Proceedings.  The corporation shall indemnify any person who was or is an
-----------------
authorized representative of the corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

          SECTION 7.02.  Indemnification of Authorized Representatives in
                         ------------------------------------------------
Corporate Proceedings.  The corporation shall indemnify any person who was or is
---------------------
an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 7.03.  Mandatory Indemnification of Authorized
                         ---------------------------------------
Representatives. To the extent that an authorized representative of the
---------------
corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

          SECTION 7.04.  Determination of Entitlement to Indemnification.  Any
                         -----------------------------------------------
indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

          (1) By the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

          (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

          (3)  By the stockholders.

          SECTION 7.05.  Advancing Expenses.
                         ------------------

          (1) Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or other authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or other authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

          (2) The financial ability of any director or other authorized representative to make a repayment contemplated by this Section 7.05 shall not be a prerequisite to the making of an advance.

          SECTION 7.06.  Definitions.  For purposes of this Article VII:
                         -----------

          (1) "authorized representative" shall mean a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

          (2) "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

          (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

          (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

          (5) "expenses" shall include attorneys' fees and disbursements;

          (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

          (7) "not opposed to the best interests of the corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

          (8) "other enterprises" shall include employee benefit plans;

          (9) "party" shall include the giving of testimony or similar involvement;

          (10) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

          (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

          SECTION 7.07.  Insurance.  The corporation may purchase and maintain
                         ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

          SECTION 7.08.  Scope of Article.  The indemnification of authorized
                         ----------------
representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 7.09.  Reliance on Provisions.  Each person who shall act as
                         ----------------------
an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article, with the same effect as if such person and the corporation entered into a binding contract under which the corporation agreed to provide the indemnification provided by this Article VII.


                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

          SECTION 8.01.  Dividends.  Dividends upon the capital stock of the
                         ---------
corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 8.02.   Contracts.  Except as otherwise provided in these By-
                          ---------
laws, the Board of Directors may authorize any officer or officers including the chairman and vice chairman of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

          SECTION 8.03.  Checks.  All checks, notes, bills of exchange or other
                         ------
orders in writing shall be signed by the president, any vice president, the treasurer and such other person or persons as the Board of Directors may from time to time designate.

          SECTION 8.04.  Corporate Seal.  The corporate seal shall have
                         --------------
inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          SECTION 8.05.  Deposits.  All funds of the corporation shall be
                         --------
deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

          SECTION 8.06.  Corporate Records.  Every stockholder shall, upon
                         -----------------
written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

          Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

          SECTION 8.07.  Amendment of By-laws. These By-laws may be amended,
                         --------------------
added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of the proposed change was given in the
                  --------
notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however,
                                                           -----------------
that in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock or any other series of stock required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of the corporation entitled to vote generally in the election of directors, present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal Sections 2.03, 2.08, 3.02, 3.03, 3.05, 8.07 and Article VII of these By-laws.